SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       January 3, 2001
                                                 -------------------------------



                          Smith River Bankshares, Inc.
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             (Exact name of registrant as specified in its charter)







           Virginia              333-86993                  54-1956616
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       (State or other          (Commission               (I.R.S. Employer
        Jurisdiction            File Number)             Identification No.)
       of incorporation)





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
Suite 12, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia     24112
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                 (Address of principal executive offices)                      (Zip Code)
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Registrant's telephone number, including area code       (540) 632-8092
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         (Former name or former address, if changed since last report.)

         Smith River Bankshares, Inc. announced on Thursday, December 21, 2000 that the Corporation has received all regulatory approvals to locate a branch in Stuart, VA. The current plans are for the branch to open in either a modular or prefabricated facility at 105 Dobyns Road at the intersection with Main Street in Stuart, VA. The branch will be part of Smith River Community Bank, N.A. headquartered in Martinsville, VA. It is anticipated that the branch will open in late Spring of 2001.

         Smith River Bankshares, Inc. was incorporated on January 14, 1999 in the Commonwealth of Virginia as First Communtiy National BanCorp, Inc. On July 8, 1999, Restated Articles of Incorporation became effective changing the name to Smith River Bankshares, Inc. The Corporation was primarily formed to become a bank holding company for the proposed Smith River Community Bank, N.A. The Bank opened for business on July 24, 2000 with one branch in Martinsville, VA. A second branch opened December 4, 2000 in Bassett, VA. The branch in Stuart, VA will be the third branch of Smith River Community Bank, N.A.

         Smith River Bankshares, Inc. has approximately $13.9 million in consolidated assets.

                                    Exhibits

4.1 Amendment to Warrant Plan and Certificate filed with Registration Statement #333-86993 on Form SB-2.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          SMITH RIVER BANKSHARES, INC.


Date   January 3, 2001              By   /s/ Cecil R. McCullar
     --------------------              -----------------------------------------
                                         Cecil R. McCullar
                                         President and Chief Executive Officer

Date   January 3, 2001              By   /s/ Brenda H. Smith
     --------------------              -----------------------------------------
                                         Brenda H. Smith
                                         Senior Vice President and
                                         Chief Financial Officer